Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-276286) on Form S-8 of NB Bancorp, Inc. of our report dated June 25, 2026, relating to our audit of the financial statements and supplemental schedule of the Needham Bank 401(k) Plan, which appears in this Annual Report on Form 11-K of Needham Bank 401(k) Plan for the year ended December 31, 2025.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

June 25, 2026